Exhibit 10.1

FOURTH AMENDMENT TO

REVOLVING CREDIT AGREEMENT

This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of December 23, 2020, is entered into by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, a Delaware limited liability company (“Borrower”), MUFG UNION BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the Letter of Credit Issuer, and the Lenders.

RECITALS

WHEREAS, the parties hereto have entered into that certain Revolving Credit Agreement dated as of May 7, 2019, as amended by that certain First Amendment to Revolving Credit Agreement dated as of July 31, 2019, as amended by that certain Second Amendment to Revolving Credit Agreement dated as of December 6, 2019, and as further amended by that certain Third Amendment to Revolving Credit Agreement dated as of January 27, 2020 (as may be further amended, the “Credit Agreement”);

WHEREAS, the Borrower has requested a modification to the calculation of the Borrowing Base and certain related changes to the Credit Agreement;

WHEREAS, Borrower, the Administrative Agent, and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Changes to the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.

Effectiveness. This Amendment shall become effective subject to Administrative Agent’s receipt or waiver of the following (such date, the “Amendment Effective Date”):

1.1 Amendment. This Amendment, duly executed and delivered by Borrower, the Lenders, Joining Lender and the Administrative Agent; and

Fees. Payment by Borrower of all reasonable and documented fees and expenses of the Administrative Agent in connection with this Amendment and the transactions contemplated hereby, including without limitation the reasonable and documented fees and disbursements through the Amendment Effective Date of the Administrative Agent’s special counsel, Haynes and Boone, LLP.

Miscellaneous.

Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

References to the Credit Agreement. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and (b) each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Representations and Warranties. Borrower hereby represents and warrants that (a) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, (b) no Event of Default or Default has occurred and is continuing and (c) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty was true and correct in all material respects as of such earlier date).

Reaffirmation of Covenants, Representations and Warranties. Borrower (a) affirms all of its obligations under the Loan Documents and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such party’s obligations under the Loan Documents.

Reaffirmation of Security Interests. Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

No Other Changes. Except as specifically amended or waived by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

No Other Waivers. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

Governing Law. This Amendment, and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Jurisdiction. Section 12.09 of the Credit Agreement is hereby incorporated into this Amendment by reference, mutatis mutandis.

Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

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Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Chief Executive Officer and President

Signature Page to

Fourth Amendment to Revolving Credit Agreement

ADMINISTRATIVE AGENT:

MUFG UNION BANK, N.A., as Administrative Agent and the Letter of Credit Issuer

By:	/s/ Rafael Vistan
Name: Rafael Vistan
Title: Director

Signature Page to

Fourth Amendment to Revolving Credit Agreement

LENDERS:

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Rafael Vistan
Name: Rafael Vistan
Title: Director

Signature Page to

Fourth Amendment to Revolving Credit Agreement

PEOPLE’S UNITED BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael D. Sinclair
Name: Michael D. Sinclair
Title: SVP, Region Manager & Head of Fund Banking

Signature Page to

Fourth Amendment to Revolving Credit Agreement

WESTERN ALLIANCE BANK, as a Lender

By:	/s/ Sanna Yamin
Name: Sanna Yamin
Title: Vice President

Signature Page to

Fourth Amendment to Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Senior Vice President

Signature Page to

Fourth Amendment to Revolving Credit Agreement

SOCIETE GENERALE, as a Lender

By:	/s/ Laurie Lawler
Name: Laurie Lawler
Title: Managing Director

Signature Page to

Fourth Amendment to Revolving Credit Agreement

Annex I

Changes to Revolving Credit Agreement

(See attached)

Conformed Copy

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC,

as Initial Borrower

REVOLVING CREDIT AGREEMENT

MUFG UNION BANK, N.A.,

as Administrative Agent, Sole Lead Arranger and Sole Bookrunner

May 7, 2019

(as amended through the ~~Third~~Fourth Amendment to Revolving Credit Agreement dated as of ~~January  27~~December 23, 2020)

TABLE OF CONTENTS

Page
1. DEFINITIONS	1
1.01 Defined Terms	1
1.02 Other Definitional Provisions	~~33~~42
1.03 Times of Day ~~33~~; Rate	43
1.04 Accounting Terms	~~33~~43
1.05 Letter of Credit Amounts	~~34~~43
1.06 Exchange Rates; Currency Equivalents	~~34~~43
1.07 Change of Currency	~~34~~44
1.08 ~~LIBOR Successor Rate~~Divisions	~~35~~45

2. LOANS	~~36~~45
2.01 Revolving Credit Commitment	~~36~~45
2.02 Borrowings, Conversions and Continuations of Loans	~~36~~45
2.03 Minimum Loan Amounts	~~37~~44
2.04 Funding	~~37~~45
2.05 Interest	~~38~~45
2.06 Determination of Rate	~~38~~46
2.07 Letters of Credit	~~39~~46
2.08 Payment of Borrower Guaranties	~~47~~54
2.09 Use of Proceeds and Letters of Credit	~~47~~54
2.10 Unused Commitment Fee	~~47~~55
2.11 Administrative Agent and Arranger Fees	~~48~~55
2.12 Letter of Credit Fees	~~48~~55
2.13 Computation of Interest and Fees	~~48~~56
2.14 Defaulting Lenders	~~49~~56
2.15 Joint and Several Liability	~~51~~58
2.16 Cash Collateral	~~52~~59
2.17 Increase in the Maximum Commitment	~~53~~60
2.18 Extension of Stated Maturity Date	~~54~~61

3. PAYMENT OF OBLIGATIONS	~~54~~62
3.01 Notes	~~54~~62
3.02 Payment of Obligation	~~55~~62
3.03 Payment of Interest	~~55~~62
3.04 Payments of Obligation	~~55~~63
3.05 Mandatory Prepayment	~~57~~64
3.06 Voluntary Prepayments	~~57~~65
3.07 Reduction or Early Termination of Commitments	~~58~~65
3.08 Lending Office	~~58~~66

4. CHANGE IN CIRCUMSTANCES	~~58~~66
4.01 Taxes.	~~58~~66
4.02 Illegality	~~63~~70
4.03 Inability to Determine Rates	~~63~~75
4.04 Increased Costs Generally	~~64~~79
4.05 Compensation for Losses	~~65~~77
4.06 Mitigation Obligations; Replacement of Funding Party	~~66~~77
4.07 Prohibited Event	~~67~~78

i

5. SECURITY	~~67~~78
5.01 Liens and Security Interest	~~67~~78
5.02 Collateral Accounts	~~68~~79
5.03 Agreement to Deliver Additional Collateral Documents	~~69~~81
5.04 Subordination	~~69~~81

6. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~70~~81
6.01 Conditions to Initial Credit Extensions	~~70~~81
6.02 All Loans and Letters of Credit	~~72~~83
6.03 Qualified Borrower Loans and Letters of Credit	~~72~~84

7. REPRESENTATIONS AND WARRANTIES	~~73~~85
7.01 Organization and Good Standing of Borrowers	~~73~~85
7.02 Organization and Good Standing of Managing Entities	~~74~~85
7.03 Authorization and Power	~~74~~85
7.04 No Conflicts or Consents	~~74~~85
7.05 Enforceable Obligations	~~74~~86
7.06 Priority of Liens	~~74~~86
7.07 Financial Condition	~~74~~86
7.08 Full Disclosure	~~75~~86
7.09 No Default	~~75~~86
7.10 No Litigation	~~75~~86
7.11 Material Adverse Change	~~75~~87
7.12 Taxes	~~75~~87
7.13 Jurisdiction of Formation; Principal Office	~~75~~87
7.14 ERISA Compliance	~~75~~87
7.15 Compliance with Law	~~76~~87
7.16 Hazardous Substances	~~76~~87
7.17 Insider	~~76~~88
7.18 Ownership Structure; Names of Investors	~~76~~88
7.19 Capital Commitments and Contributions	~~76~~88
7.20 Fiscal Year	~~77~~88
7.21 Investment Company Act	~~77~~88
7.22 Margin Stock	~~77~~88
7.23 No Defenses	~~77~~93
7.24 No Withdrawals Without Approval	~~77~~93
7.25 Solvency	~~77~~93
7.26 OFAC	~~77~~93
7.27 Anti-Corruption and Anti-Money Laundering Laws	~~77~~93
7.28 PWM Investor Side Letters	~~77~~93
7.29 ~~EEA~~Affected Financial Institution	~~77~~93
7.30 Beneficial Ownership	~~78~~93

8. AFFIRMATIVE COVENANTS	~~78~~89
8.01 Financial Statements, Reports and Notices	~~78~~89
8.02 Payment of Taxes	~~81~~92
8.03 Maintenance of Existence and Rights	~~81~~92
8.04 Notice of Default	~~81~~92
8.05 Other Notices	~~81~~93
8.06 Compliance with Governing Agreements	~~82~~93
8.07 Books and Records; Access	~~82~~93
8.08 Compliance with Law	~~82~~93

8.09 Insurance	~~82~~93
8.10 Authorizations and Approvals	~~82~~93
8.11 Maintenance of Liens	~~82~~94
8.12 Further Assurances	~~82~~94
8.13 Solvency	~~82~~94
8.14 Anti-Corruption and OFAC Policies and Procedures	~~83~~99
8.15 Covenants of Qualified Borrowers	~~83~~99
8.16 Investment Company Act	~~83~~99

9. NEGATIVE COVENANTS	~~83~~99
9.01 Mergers; Dissolution	~~83~~99
9.02 Negative Pledge	~~83~~99
9.03 Fiscal Year and Accounting Method	~~84~~95
9.04 Constituent Documents	~~84~~95
9.05 Transfer by, or Admission of, Investors	~~84~~96
9.06 Capital Commitments	~~86~~97
9.07 ERISA Compliance	~~86~~98
9.08 Limitations on Dividends and Distributions	~~86~~98
9.09 Limitation on Debt	~~87~~98
9.10 Limitation on Managing Entities	~~87~~98
9.11 Sanctions	~~87~~98
9.12 Reinvestments	~~87~~99

10. EVENTS OF DEFAULT	~~87~~99
10.01 Events of Default	~~87~~99
10.02 Remedies Upon Event of Default	~~90~~101
10.03 Curing an Event of Default by Investor Capital Call	~~91~~102
10.04 Performance by Administrative Agent	~~92~~103
10.05 Application of Funds	~~92~~103

11. ADMINISTRATIVE AGENT	~~93~~104
11.01 Appointment and Authority	~~93~~104
11.02 Rights as a Lender	~~93~~104
11.03 Exculpatory Provisions	~~93~~105
11.04 Reliance by Agent	~~94~~105
11.05 Delegation of Duties	~~94~~106
11.06 Resignation of Agent	~~95~~106
11.07 Non-Reliance on Agents and Other Lenders	~~96~~107
11.08 No Other Duties, Etc	~~96~~107
11.09 Administrative Agent May File Proofs of Claim	~~96~~107
11.10 Collateral Matters	~~97~~108

12. MISCELLANEOUS	~~97~~108
12.01 Amendments	~~97~~108
12.02 Right of Setoff	~~99~~110
12.03 Sharing of Payments by Lenders	~~100~~111
12.04 Payments Set Aside	~~100~~112
12.05 No Waiver; Cumulative Remedies; Enforcement	~~101~~112
12.06 Expenses; Indemnity; Damage Waiver	~~101~~112
12.07 Notices	~~103~~114
12.08 Governing Law	~~104~~116
12.09 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury	~~105~~116

12.10 Invalid Provisions	~~106~~117
12.11 Successors and Assigns	~~106~~123
12.12 [Reserved]	~~110~~121
12.13 Replacement of Funding Party	~~110~~122
12.14 Maximum Interest	~~111~~122
12.15 Headings	~~112~~123
12.16 Survival of Representations and Warranties	~~112~~123
12.17 Limited Liability of Investors	~~112~~123
12.18 Confidentiality	~~112~~123
12.19 Judgment Currency	~~113~~124
12.20 USA Patriot Act Notice	~~113~~124
12.21 No Advisory or Fiduciary Responsibility	~~113~~125
12.22 [Reserved]	~~114~~131
12.23 [Reserved]	~~114~~131
12.24 Lender Representation	~~114~~131
12.25 Counterparts; Integration; Effectiveness	~~114~~131
12.26 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~114~~131

SCHEDULES

SCHEDULE 1.01	Commitments and Lenders
SCHEDULE 2.01	Exclusion Event Annex
SCHEDULE 8.01	Responsible Officers
SCHEDULE 12.07	Addresses

EXHIBITS

EXHIBIT A:	Revolving Credit Note
EXHIBIT B-1:	Loan Notice
EXHIBIT B-2:	Request for Letter of Credit
EXHIBIT B-3:	Repayment Notice
EXHIBIT C:	Qualified Borrower Promissory Note
EXHIBIT D:	Borrower Guaranty
EXHIBIT E	Security Agreement
EXHIBIT F:	Assignment of Capital Contribution Account
EXHIBIT G:	Assignment and Assumption Agreement
EXHIBIT H:	Compliance Certificate
EXHIBIT I:	Forms of U.S. Tax Compliance Certificates
EXHIBIT J:	Borrowing Base Certificate
EXHIBIT K:	[Reserved]
EXHIBIT L:	Escrow Agreement
EXHIBIT M:	Facility Increase Request
EXHIBIT N:	Form of Lender Joinder Agreement
EXHIBIT O:	Facility Extension Request

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (together with all amendments and modifications hereof and supplements and attachments hereto, this “Credit Agreement”) is dated as of May 7, 2019 by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, a Delaware limited liability company (“Initial Borrower” and, together with any other entity joining the facility as a Borrower with the consent of the Lenders, the “Borrowers”), MUFG UNION BANK, N.A. (in its individual capacity, “Union Bank”), as administrative agent for the Lenders (as hereinafter defined) and Letter of Credit Issuer, and the Lenders (capitalized terms not otherwise defined are defined below).

A. Initial Borrower has requested that Lenders make loans and cause the issuance of letters of credit to Borrowers and Qualified Borrowers for the principal purposes of: providing working capital to Borrowers, financing the costs and other expenses to be incurred by Borrowers in connection with making investments permitted under the Governing Agreements, and financing the costs of other undertakings by Borrowers permitted under the Governing Agreements; and

B. Lenders are willing to lend funds and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS.

1.01 Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to:

“Account Control Agreement” means each deposit account control agreement or blocked account control agreement or securities account control agreement by and among a Borrower, the depository bank or securities intermediary, as applicable, and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent.

“Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

“Administrative Agent” means Union Bank until the appointment of a successor administrative agent pursuant to Section 11 and, thereafter, shall mean such successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address as set forth on Schedule 12.07, or such other address or, as appropriate, account as Administrative Agent may from time to time notify Borrowers and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affected Funding Party” is defined in Section 12.13.

“Affiliate” of any Person means any other Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.

“Agents” means, collectively, the Administrative Agent, the Arranger and any successors and assigns in such capacities.

“Agreement Currency” is defined in Section 12.19.

“Alternative Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Rate plus 50 basis points (0.50%); (b) the Prime Rate for such day; or (c) the Eurodollar Rate for Dollars for such day plus 100 basis points (1.00%).

“Alternative Currency” means each of the following currencies: Euro, Sterling and Canadian Dollar and such other currencies as the Borrowers and all Lenders may agree in writing from time to time.

“Alternative Currency Benchmark Replacement Date” means the earlier to occur of the following events with respect to each Alternative Currency Rate:

(a) in the case of clause (a) or (b) of the definition of “Alternative Currency Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the applicable Alternative Currency Rate permanently or indefinitely ceases to provide such Alternative Currency Rate; or

(b) in the case of clause (c) of the definition of “Alternative Currency Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Alternative Currency Benchmark Transition Event” means the occurrence of one or more of the following events with respect to each Alternative Currency Rate:

(a) public statement or publication of information by or on behalf of the administrator of the applicable Alternative Currency Rate announcing that such administrator has ceased or will cease to provide such Alternative Currency Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Alternative Currency Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Alternative Currency Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Alternative Currency Rate, a resolution authority with jurisdiction over the administrator for such Alternative Currency Rate or a court or an entity with similar insolvency or resolution authority over the administrator for such Alternative Currency Rate, which states that the administrator of such Alternative Currency Rate has ceased or will cease to provide such Alternative Currency Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Alternative Currency Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Alternative Currency Rate announcing that such Alternative Currency Rate is no longer representative.

“Alternative Currency Benchmark Transition Start Date” means (a) in the case of an Alternative Currency Benchmark Transition Event with respect to any Alternative Currency Rate, the earlier of (i) the applicable Alternative Currency Benchmark Replacement Date for such Alternative Currency Rate and (ii) if such Alternative Currency Benchmark Transition Event for such Alternative Currency Rate is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Alternative Currency Early Opt-in Election with respect to any Alternative Currency Rate, the date specified by Administrative Agent or the Required Lenders, as applicable, with the consent of the Borrowers and Administrative Agent (in the case of such notice by the Required Lenders) and by notice to the Lenders.

“Alternative Currency Benchmark Unavailability Period” means, if an Alternative Currency Benchmark Transition Event and its related Alternative Currency Benchmark Replacement Date have occurred with respect to an Alternative Currency Rate and solely to the extent that such Alternative Currency Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Alternative Currency Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the applicable Alternative Currency Rate for all applicable purposes hereunder in accordance with Section 4.03(c) hereof and (b) ending at the time that a Benchmark Replacement has replaced the applicable Alternative Currency Rate for all applicable purposes hereunder pursuant to Section 4.03(c) hereof.

“Alternative Currency Early Opt-in Election” means the occurrence of: (a)(i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that syndicated credit facilities denominated in an Alternative Currency are being executed at such time, or that include language similar to that contained in Section 4.03(c) hereof, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the applicable Alternative Currency Rate, and (b)(i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Alternative Currency Early Opt-in Election for such Alternative Currency has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency in Dollars.

“Alternative Currency Rate” means, for any Eurodollar Rate Loan denominated in Sterling, LIBOR, for any Eurodollar Rate Loan denominated in Canadian Dollars, the CDOR Rate, and for any Eurodollar Rate Loan denominated in Euros, the EURIBOR Rate, as applicable.

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined, for each Borrower, as applicable.

“Applicable Margin” means (a) at all times during a Hurdle Satisfaction Period, (i) with respect to Eurodollar Rate Loans and Letters of Credit, 2.45% per annum, and (ii) with respect to Base Rate Loans, 1.45% per annum and (b) at all other times, (i) with respect to Eurodollar Rate Loans and Letters of Credit, 2.15% per annum, and (~~b~~ii ) with respect to Base Rate Loans, 1.15% per annum.

“Applicable Percentage” means, with respect to any Lender, the percentage equivalent of a fraction the numerator of which is the sum of the Commitments held by such Lender and the denominator of which is the sum of all Commitments outstanding. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage equivalent of a fraction the numerator of which is the aggregate Principal Obligation (including participations in the Letter of Credit Obligations) held by such Lender and the denominator of which is the total Principal Obligation (including participations in the Letter of Credit Obligations). The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01 (or a replacement Schedule 1.01 issued by Administrative Agent from time to time to the extent new Lenders become party hereto or the Commitments of Lenders change) or in either the Assignment and Assumption or Lender Joinder Agreement pursuant to Section 2.17 pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Requirement” means, for any Included Investor that is (or whose Credit Provider, if applicable, is): (a) a Bank Holding Company, Adequately Capitalized status or better and a Rating of BBB+/Baa1 or higher; (b) an insurance company, a Rating by A.M. Best Company of A- or higher and a Rating of BBB+/Baa1 or higher; (c) an ERISA Investor, or the trustee or nominee of an ERISA Investor, in addition to the Sponsor’s Rating of BBB+/Baa1 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Sponsor of the pension fund as follows:

Sponsor Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB+/Baal	90%

(d) a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, in addition to the Responsible Party’s Rating of BBB+/Baal or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Responsible Party as follows:

Responsible Party Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB+/Baal	90%

and (e) otherwise a Rated Investor, a Rating of BBB+/Baa1 or higher.

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the Ratings are not equivalent, the Applicable Requirement will be based on the lowest of the Ratings. If any Person has only one Rating, then that Rating will apply.

“Applicable Time” means, with respect to any Credit Extensions and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment; provided, that such time shall be no later than 2:00 p.m. (New York time), or 3:00 p.m. (London time).

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Union Bank, in its capacity as the sole lead arranger and bookrunner.

“Assignee” is defined in Section 12.11(b).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.11(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent with the consent of the Borrowers.

“Assignment of Capital Contribution Account” means an assignment of a Capital Contribution Account in substantially the form of Exhibit F attached hereto.

“Attributable Indebtedness” means, on any date: (a) in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles if such lease were accounted for as a Finance Lease.

“Auto-Extension Letter of Credit” is defined in Section 2.07(b)(iii).

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Loan Amount” means at any time with respect to all Borrowers collectively, the lesser of (a) the Maximum Commitment and (b) the sum of (i) the Borrowing Base of Initial Borrower and (ii) the Borrowing Base of each other Borrower minus (iii) the FX Reserve Amount at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail—In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Base Rate Loan” means a Loan that bears interest based on the Alternative Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Basel III” means the global regulatory standards on bank capital adequacy and liquidity referred to by the Basel Committee on Banking Supervision as “Basel III” or the “Basel III Framework” published in December 2010 together with any further guidance or standards in relation to “Basel III” or the “Basel III Framework” published or to be published by the Basel Committee.

“Benchmark ” means, initially, LIBOR (with respect to Credit Extensions denominated in Dollars) or the applicable Alternative Currency Rate (with respect to Credit Extensions denominated in the applicable Alternative Currency), as applicable; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, Alternative Currency Early Opt-in Election or a Dollar Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR, an Alternative Currency Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.03(b) or 4.03(c), as applicable.

“Benchmark Replacement” means,

(a) for any Available Tenor with respect to any Dollar Benchmark Transition Event or Dollar Early Opt-in Election, and applicable only to Credit Extensions denominated in Dollars, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Dollar Benchmark Replacement Date:

(i) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(iii) the sum of: (A) the alternate benchmark rate that has been selected by Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b) with respect to any Alternative Currency Benchmark Transition Event or Alternative Currency Early Opt-in Election, and applicable only to Credit Extensions denominated in the applicable Alternative Currency, the sum of: (i) the alternate benchmark rate that has been selected by Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the applicable Alternative Currency Rate for syndicated credit facilities denominated in the applicable Alternative Currency and (ii) the related Benchmark Replacement Adjustment;

(c) for any Available Tenor for Credit Extensions denominated in Dollars with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a)(i) or clause (c), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and, with respect to Credit Extensions denominated in Dollars, any Available Tenor, for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clauses (a)(i), (a)(ii) and (c) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Administrative Agent:

(i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Dollar Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(c) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) for the any Alternative Currency Rate that has been selected by Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Alternative Currency Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Alternative Currency Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Alternative Currency at such time;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides, in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents), in each case, which are substantively consistent with such changes being implemented in other similar credit facilities to which Administrative Agent and the Lenders are a party and with market practice generally.

“Benchmark Replacement Date” means an Alternative Currency Benchmark Replacement Date or Dollar Benchmark Replacement Date, as applicable.

“Benchmark Transition Event” means an Alternative Currency Benchmark Transition Event or Dollar Benchmark Transition Event, as applicable.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Borrower Expense” means any operating expense of any Borrower incurred in the ordinary course of such Borrower’s activities pursuant to and in compliance with its Governing Agreement and this Credit Agreement.

“Borrower Guaranty” means an unconditional guaranty of payment substantially in the form of Exhibit D attached hereto, enforceable against the applicable Borrower for the payment of a Qualified Borrower’s debt or obligation to Lenders.

“Borrower Parties” means each Borrower and each Qualified Borrower.

“Borrowers” is defined in the preamble to this Credit Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan in the same currency and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the applicable Lenders.

“Borrowing Base” means, at any time the same is to be determined, (a) with respect to Credit Extensions to Initial Borrower, the sum of: (i) the amount equal to 90% of the Eligible Unfunded Commitments of all Included Investors of Initial Borrower at such time, (ii) the amount equal to 65% of the Eligible Unfunded Commitments of all Designated Investors of Initial Borrower at such time, and (iii)(A) at all times during a Hurdle Satisfaction Period, the amount equal to ~~50~~65 % of the Eligible Unfunded Commitments of all PWM Investors of Initial Borrower at such time or (B) at all other times, the amount equal to 50% of the Eligible Unfunded Commitments of all PWM Investors of Initial Borrower at such time, and (b) with respect to Credit Extensions to any other Borrower (if applicable), such amount as may be agreed by Lenders in their sole discretion. In determining the “Eligible Unfunded Commitments,” the Unfunded Commitments of each Investor classification shall be reduced by any amounts in excess of all applicable individual Concentration Limits. With respect to a Replacement Action, the applicable new or replacement PWM Investor (other than a GS Person) shall be included in the Borrowing Base of the applicable Borrower as a PWM Investor upon the effectiveness of such Replacement Action (but subject to Exclusion Events).

“Borrowing Base Certificate” means a certificate of any Responsible Officer of each Borrower either (a) confirming there has been no change in the Borrowing Base since the date of the most recently delivered Borrowing Base Certificate or (b) setting forth a current calculation of the Borrowing Base as of the date thereof, in substantially the form of Exhibit J attached hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the City of New York with respect to Obligations denominated in Dollars and:

(a) if such day relates to any Loans bearing interest at the Eurodollar Rate denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Loan, means any such day ~~that is also a~~on which dealings in Dollar deposits are conducted by and between banks in the London ~~Business Day~~interbank market ;

(b) if such day relates to any Loans bearing interest at the Eurodollar Rate denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Loan, or any other dealings in Euros to be carried out pursuant to this Credit Agreement in respect of any such Loan, means a TARGET Day;

(c) if such day relates to any Loans bearing interest at the Eurodollar Rate denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Loan bearing interest at the Eurodollar Rate investment manager or investment advisor, as applicable; and (b) with respect to any Managing Entity, the failure of (i) such independent party acceptable to the Administrative Agent, in its reasonable discretion, or (ii) Goldman Sachs or any Affiliate thereof to directly control such Managing Entity.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 6.01 are satisfied or waived, any such waiver to be in the sole discretion of the Administrative Agent, which date is May 7, 2019.

“Collateral” is defined in Section 5.01.

“Collateral Accounts” mean each Capital Contribution Account.

“Collateral Documents” means the security agreements, financing statements, assignments, and other documents and instruments from time to time executed and delivered by any of the Borrower Parties pursuant to this Credit Agreement to grant or perfect Liens on the Collateral and any documents or instruments amending or supplementing the same, including, without limitation, the Security Agreements, the Assignment of Capital Contribution Accounts and the Account Control Agreements.

“Commitment” means, as to each Lender, its obligation to: (a) advance Loans to Borrower Parties pursuant to Section 2.01; and (b) purchase risk participations in Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 1.01 or on the respective Assignment and Assumption or Lender Joinder Agreement pursuant to Section 2.17 pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement (including, without limitation, as increased pursuant to Section 2.17).

“Compliance Certificate” is defined in Section 8.01(c).

“Concentration Limit” has the meaning provided in the definition of Inclusion Percentage.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consequential Damages” is defined in Section 12.06(d).

“Constituent Documents” means, for any entity, its governing, constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation and its operating agreement or limited liability company agreement; ~~and~~ (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws or memorandum and articles of association; and (d) in each case, any Side Letter and any Subscription Agreement.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or ownership interests, or of the ability to exercise voting power by contract or otherwise.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1 forms a part, together with all amendments, modifications, and restatements hereof, and supplements and attachments hereto.

“Credit Extension” means each of the following: (a) Borrowing or any conversion or continuation of any Borrowing; and (b) an L/C Credit Extension.

“Credit Provider” means a Person providing a guaranty or other form of credit support or credit enhancement in form and substance acceptable to Administrative Agent, of the obligations of an Included Investor to make Capital Contributions to the applicable Borrower.

“Curing Capital Call” is defined in Section 5.02(c).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Default Rate” means on any day for any outstanding amount, the lesser of (a)(i) when used with respect to Obligations other than Letter of Credit Fees, the applicable interest rate for such outstanding amount (including the Applicable Margin) in effect on such day (or if no interest rate is otherwise applicable, the Alternative Base Rate), plus 2%; or (ii) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum and (b) the Maximum Rate.

“Defaulting Investor” is defined in the definition of “Exclusion Event” herein.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder (unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding, each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing, has not been satisfied but not if any court determines that such condition precedent has been satisfied), or (ii) pay to Administrative Agent, the Letter of Credit Issuer or any Lender any other amount required to be paid by it hereunder (including if respect of its participation in Letter of Credit) within two Business Days of the date when due; (b) has notified Borrowers or Administrative Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its

“Dollar Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Dollar Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of “Dollar Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Administrative Agent has provided a Term SOFR Notice to the Lenders and the Borrowers pursuant to Section 4.03(b)(i)(B); or

(d) in the case of a Dollar Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Dollar Early Opt-in Election is provided to the Lenders, so long as Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Dollar Early Opt-in Election is provided to the Lenders, written notice of objection to such Dollar Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Dollar Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Dollar Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Dollar Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark for Credit Extensions denominated in Dollars upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Dollar Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Dollar Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark for Credit Extensions denominated in Dollars if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Dollar Benchmark Unavailability Period” means, with respect to all Credit Extensions denominated in Dollars, the period (if any) (a) beginning at the time that a Dollar Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all applicable purposes hereunder and under any Loan Document in accordance with Section 4.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all applicable purposes hereunder and under any Loan Document in accordance with Section 4.03(b).

“Dollar Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of: (a) a notification by Administrative Agent to (or the request by the Borrowers to Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by Administrative Agent and the Borrower Parties to trigger a fallback from LIBOR and the provision by Administrative Agent of written notice of such election to the Lenders.

“Dollars” and the sign “$” means lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means: (a) a Lender or an Affiliate of a Lender; (b) except as covered by clause (a) above, an Approved Fund with respect to a Lender so long as the assigning Lender is not

(b) to debit or cause the transfer of funds from such ERISA Investor’s accounts at Goldman, Sachs & Co. LLC, Goldman Sachs International or any other Affiliate of Goldman Sachs & Co. LLC;

(c) against such ERISA Investor under Section 6.2.1 of the relevant Governing Agreement or other remedies analogous to such provisions;

(d) to request or require such ERISA Investor to confirm the amount of, or to confirm its obligation to make payments in respect of, its uncalled Capital Commitments;

(e) to require such ERISA Investor to forfeit or sell any portion of such ERISA Investor’s ownership interests in a Borrower; and

(f) to request or require such ERISA Investor to make payment for any Capital Call other than to an account of a Borrower.

“Escrow Agent” means an escrow agent selected by Borrowers and reasonably acceptable to the Administrative Agent. As of the Closing Date, Wilmington Trust, N.A. shall be the Escrow Agent.

“Escrow Agreement” means an escrow agreement in substantially the form of Exhibit L, executed and delivered by Escrow Agent, each Borrower, its Managing Entity and Administrative Agent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurodollar Rate” means~~, on any date for any interest calculation with respect to a Base Rate Loan and~~ :

(a) on any date for any Interest Period for any Eurodollar Rate Loan:

(i) denominated in LIBOR Quoted Currencies, the rate per annum equal to: (~~a~~A) LIBOR, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m.~~,~~ (London time), determined two Business Days prior to such date, for deposits in the relevant currency being delivered in the London interbank market for a term of one month commencing that day; or (~~b~~B) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in the relevant currency ~~for delivery~~ on the date of determination in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made or maintained and with a term equal to one month would be offered by Union Bank’s London Branch to major banks in the London interbank eurodollar market for such currency at their request at the date and time of determination;

(ii) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “EURIBOR Rate”) at or about 11:00 a.m. (Brussels, Belgium time), determined two Business Days prior to such date with a term equivalent to one month commencing that day;

(iii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00a.m. (Toronto, Ontario time) determined two Business Days prior to such date with a term equivalent to one month commencing that day;

(b) on any date for any interest calculation with respect to a Base Rate Loan, the rate per annum equal to: (A) LIBOR, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m. (London time) determined two Business Days prior to such date, for deposits in Dollars being delivered in the London interbank market for a term of one month commencing that day; or (B) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars on the date of determination in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made or maintained and with a term equal to one month would be offered by Union Bank’s London Branch to major banks in the London interbank eurodollar market for Dollars at their request at the date and time of determination;

provided, that if the Eurodollar Rate calculated in accordance with the foregoing shall be less than zero, then such rate shall be deemed zero for purposes of this Credit Agreement.

“Eurodollar Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the Eurodollar Rate for a particular Interest Period. Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency.

“Event of Default” is defined in Section 10.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes, in each case: (i) imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed as a result of such Recipient being organized, formed or incorporated under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 12.13); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.01(a)(ii) or Section 4.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(e); (d) any backup withholding Tax that is required by the Internal Revenue Code to be withheld from amounts payable to such Recipient; and (e) any Taxes imposed pursuant to FATCA (other than any Taxes imposed as a result of the failure of a Borrower Party to comply with its obligations under FATCA).

reported on by independent public accountants to the extent applicable, and such Investor fails, within 30 days after written request from a Borrower or Administrative Agent with respect to any fiscal year ended at least 90 days prior to such request, to deliver such annual financial statements to such Borrower or Administrative Agent as required by Administrative Agent in order to continue to designate such Investor as an Included Investor hereunder.

Any Investor that is a Defaulting Investor shall cease to be considered a Defaulting Investor (and, therefore, its Eligible Unfunded Commitment shall be re-included in the applicable Borrower’s Borrowing Base) when the circumstances giving rise to the Exclusion Event resulting in such Investor being a Defaulting Investor shall have been cured to the satisfaction of the Administrative Agent (and the Administrative Agent shall promptly notify Borrowers thereof and shall not unreasonably withhold, delay or condition such notification).

“Facility Extension Request” means a notice substantially in the form of Exhibit O attached hereto pursuant to which the Borrowers request an extension of the Stated Maturity Date in accordance with Section 2.18.

“Facility Increase Fee” means a fee as agreed by Borrowers and Administrative Agent in a separate fee letter agreement.

“Facility Increase Request” means a notice in substantially the form of Exhibit M attached hereto pursuant to which Borrowers request an increase of the Commitments in accordance with Section 2.17.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, or any U.S. or non-U.S. fiscal, tax or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code, the U.S. treasury regulations thereunder or analogous provisions of non-U.S. law.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~ on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Union Bank on such day on such transactions as determined by Administrative Agent; provided, further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Final Inclusion Determination” is defined in Section 9.05(d)(i).

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with Generally Accepted Accounting Principles, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.

“Floor ” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Eurodollar Rate.

“Foreign Person” means any Recipient that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Full Repayment Capital Call” is defined in Section 10.03(b).

“Funding Party” means any Lender.

“Funding Ratio” means: (a) for a Governmental Plan Investor, the actuarial present value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for an ERISA Investor; (i) the fair market value of the plan’s assets as defined under Section 430(g)(3) of the Code, unreduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code; over (ii) the plan’s funding target, as defined under Section 430(d) of the Code, without regard to the special at-risk rules of Section 430(i) of the Code, with each value as reported on the most recently filed Schedule SB to the Form 5500 by such plan with the United States Department of Labor.

“FX Reserve Amount” shall mean an amount equal to the Dollar Equivalent of the aggregate sum of the principal amount of Loans denominated in an Alternative Currency times the Reserve Percentage for such Alternative Currency.

“Generally Accepted Accounting Principles” means those generally accepted accounting principles and practices as in effect from time to time that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrowers, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Goldman Sachs” means (a) The Goldman Sachs Group, Inc. (or any successor to its business), (b) Goldman, Sachs & Co. LLC, (c) Goldman Sachs Asset Management, LP, (d) the Investment Management Division of The Goldman Sachs Group, Inc., and the respective subsidiaries and affiliates of the entities in clauses (a), (b), (c) or (d) above.

“Governing Agreement” means (a) with respect to Initial Borrower, the Initial Borrower Operating Agreement, and (b) with respect to any other Borrower, the partnership agreement or operating agreement, as applicable of such Borrower, including, without limitation, any applicable Side Letters, as it may be further amended, restated or supplemented from time to time. References to the Governing Agreement, unless otherwise specified, will be deemed to be references to the Governing Agreement of Initial Borrower, but will refer, as applicable, to the equivalent provisions of the Governing Agreement of any other applicable Person.

“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Borrower Party, any Qualified Borrower, any Managing Entity, Administrative Agent, any Agent, any Lender, or any of their respective businesses, operations, assets, or properties.

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“GS Persons” means Goldman Sachs directors, officers and employees, and their spouses, and other SOX Insiders.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof.

“Hazardous Material” means any substance, material, or waste which is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

“Honor Date” is defined in Section 2.07(c)(i).

“~~ICE Benchmark” is defined in Section 1.08~~Hurdle Satisfaction Period” means, during the then-applicable period of time for which each of the following exists: (a) exclusive of Returned Capital, 40% of the aggregate Capital Commitments have been called and funded and (b) the ratio of NAV of the Borrower Parties to Indebtedness thereof is greater than 2.0 to 1.0.

“Included Investor” means an Institutional Investor (and the approved portion of its Capital Commitments): (a)(i) that is a Rated Investor that has (or that has a Credit Provider that has) met the Applicable Requirement for an Included Investor as reasonably determined by Administrative Agent, and at the request of Borrower has been approved in writing as an Included Investor by Administrative Agent; or (ii) that is a Non-Rated Investor that does not meet the Applicable Requirement but at the request of Borrower has been designated by Administrative Agent and all Lenders (each in its sole discretion) as an Included Investor based on such Investor’s financial strength, and (b) that has delivered to Administrative Agent the information and documents, as applicable, described in Section 6.01(l) or, with respect to a

Replacement Action, described in Section 9.05(d)(i), and, each as evidenced in a writing executed by Administrative Agent; provided (x) that once an Institutional Investor has been approved as an Included Investor as set forth above, such approval may not be withdrawn after the effective date except as provided below in clause (y) of this definition; and (y) that a Defaulting Investor shall no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured to the reasonable satisfaction of Administrative Agent as indicated by Administrative Agent’s prompt consent (not to be unreasonably withheld conditioned or delayed) upon notification thereof to Borrowers.

“Inclusion Percentage” means, at any time the same is to be determined with respect to each Eligible Investor, the percentage which results in an aggregate amount of the Unfunded Commitment of such Investor at such time not exceeding the applicable Concentration Limit (as set forth below) for such Investor at such time as a percentage of the Unfunded Commitments of all Eligible Investors at such time:

Concentration Limit (as a percentage of Unfunded
Investor	Commitments of Eligible Investors)
Designated Investors	5.0%
PWM Investors	3.0%

For purposes of calculating the Inclusion Percentage and Concentration Limit, the Investors of all Borrowers shall be considered (without duplication) on an aggregate/single pool basis.

“Increasing Lender” is defined in Section 2.17(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Generally Accepted Accounting Principles:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments representing extensions of credit;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (excluding indebtedness arising under conditional sales or other title retention agreements incurred in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Finance Leases and Synthetic Lease Obligations; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor Investment Company Act.

“Investment Manager” means Goldman Sachs Asset Management, L.P. or any other Affiliate of Goldman Sachs which is acting as Investment Manager pursuant to the Investment Management Agreement between Borrowers and the Investment Manager.

“Investment Mandatory Prepayment Event” is defined in Section 5.02(c).

“Investor” means any Managing Entity or any one of the members of a Borrower. Except as otherwise expressly specified herein, for all purposes of this Credit Agreement, the Investors of each Borrower shall be considered (without duplication) on an aggregate/single pool basis.

“Investor Good Standing Status” means, (a) with respect to any Investor, such Investor is in compliance in all material respects with its material obligations under its Subscription Agreement and the Governing Agreement, (b) with respect to any PWM Investor, such PWM Investor is a client of the Private Wealth Management Division of Goldman, Sachs & Co. LLC, Goldman Sachs International or Goldman Sachs Bank AG, as applicable, and (c) with respect to any PWM Investor or any Institutional Investor, to the actual knowledge of a Responsible Officer of any Borrower, such PWM Investor or Institutional Investor is not in violation or breach of any material obligations to the Private Wealth Management Division of Goldman, Sachs & Co. LLC, Goldman Sachs International or Goldman Sachs Bank AG or any fund sponsored by any Affiliate of Goldman Sachs.

“IRS” means Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Request for Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and a Borrower Party or in favor of the Letter of Credit Issuer and relating to any such Letter of Credit, including, as applicable, any documentation relating to Cash Collateral (which may include, without limitation, the Assignment of Capital Contribution Account).

“Judgment Currency” is defined in Section 12.19.

“KYC Compliance” is defined in Section 7.27.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

date of such Letter of Credit has not yet been honored, such Letter of Credit is deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, at any time, 10% of the Available Loan Amount at such time.

“LIBOR” means the London Interbank Offered Rate (or a comparable or successor rate).

“LIBOR ~~Screen Rate” is defined in Section 1.08.~~

~~“LIBOR Successor Rate” is defined in Section 1.08.~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternative Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be agreed by the Administrative Agent and the Borrowers, but without the consent of any other Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent and the Borrowers agree, but without the consent of any other Lender)~~Quoted Currency” means Dollars and Sterling, in each case as long as there is a published LIBOR rate with respect thereto.

“Lien” means any lien, assignment by way of security, mortgage, security interest, tax lien, pledge, charge, hypothecation, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Loan” means an extension of credit by a Lender to a Borrower Party hereunder in the form of a Base Rate Loan or a Eurodollar Rate Loan.

“Loan Date” is defined in Section 2.02(a).

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each Letter of Credit Application, each of the Collateral Documents, each Borrower Guaranty, each Assignment and Assumption, and any other agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement, and any other agreement, instrument or other writing executed and delivered to Administrative Agent or any Lender by any Borrower Party or any Managing Entity in connection herewith or therewith, and all amendments, supplements, modifications, exhibits and schedules to any of the foregoing.

“Loan Notice” means a notice of: (a) a Borrowing; (b) a conversion of Loans from one Type of Loan to the other; or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(e), which, if in writing other than via email, shall be substantially in the form of Exhibit B-1.

“Managing Entity” means with respect to any Borrower, other than Initial Borrower (or any other Borrower that is managed similarly to the Initial Borrower, not by a managing member, general partner or equivalent), its managing member, general partner or equivalent party, each as the context may require. As of the Closing Date, Initial Borrower has no Managing Entity. Any reference to a Managing

“NAV ” means, (a) as from time to time determined with respect to Initial Borrower, the sum of the fair value of the net assets of Initial Borrower and its Subsidiaries (with such fair value of the net assets being (i) calculated to exclude any Indebtedness of Initial Borrower’s Subsidiaries and (ii) determined by Initial Borrower in accordance with Generally Accepted Accounting Principles) and (b) from time to time determined with respect to any other Borrower Party, the sum of the fair value of the net assets of such Borrower Party (with such fair value of the net assets being (i) calculated to exclude any Indebtedness of such Borrower Party’s Subsidiaries and (ii) as determined by such Borrower Party’s Managing Entity in good faith consistent with reporting of such values to the Investors), in each case, for the avoidance of doubt, including the Unfunded Commitments of the applicable Borrower Party.

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Rated Investor” means any Institutional Investor that does not have a Rating (and whose Credit Provider, Sponsor, or Responsible Party does not have a Rating).

“No Plan Asset Certificate” means a certificate from the applicable Managing Entity (or, if no Managing Entity, the applicable Borrower), in a form reasonably acceptable to Administrative Agent, (i) certifying that, based on consultation with counsel and in reliance on representations by Investors in the applicable Borrower as of the date of such certificate, “benefit plan investors” (as defined in Section 3(42) of ERISA) hold less than 25% of the total value of each class of equity interests in such Borrower (calculated in accordance with Section 3(42) of ERISA) and, accordingly, the underlying assets of such Borrower do not constitute Plan Assets and (ii) covenanting that at all times following the date of such certificate less than 25% of the total value of each class of equity interests in the applicable Borrower (calculated in accordance with Section 3(42) of ERISA) will continue to be held by “benefit plan investors” (as defined in Section 3(42) of the ERISA) until such time, if any, that such Borrower delivers to Administrative Agent an Operating Company Opinion.

“Notes” means the promissory notes provided for in Section 3.01, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, including, without limitation, the Qualified Borrower Promissory Notes.

“Obligations” means all present and future indebtedness, obligations, and liabilities of any Borrower Party to any of the Secured Parties or Administrative Agent, and all renewals and extensions thereof, or any part thereof (including, without limitation, Loans and all interest accruing thereon and Letter of Credit Obligations), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Letter of Credit Application, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of any Borrower Party to any of the Secured Parties or Administrative Agent evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Company” means an “operating company” within the meaning of Section 2510.3-101(c) of the Plan Assets Regulation.

“Operating Company Certificate” means a certificate from a Borrower, delivered by the relevant Responsible Officer of such Borrower, in a form reasonably acceptable to Administrative Agent, certifying that, based upon consultation with counsel, such Borrower has met the requirements to be an

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s.

“Rating Agencies” means S&P, Moody’s and Fitch Ratings, Inc., or any other nationally-recognized statistical rating agency which has been approved by the Administrative Agent in its reasonable discretion.

“Recipient” means Administrative Agent, any Secured Party or any other recipient of any payment to be made by or on account of any obligation of any Borrower Party hereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two Business Days preceding the date of such setting, and (b) if such Benchmark is not LIBOR, the time determined by Administrative Agent in its reasonable discretion.

“Register” is defined in Section 12.11(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Repayment Notice” means a notice of prepayment pursuant to Section 3.06, which shall be substantially in the form of Exhibit B-3.

“Replacement Action” is defined in Section 9.05(b).

“Request for Credit Extension” means: (a) with respect to a Borrowing or any conversion or continuation of any Borrowing, a Loan Notice; and (b) with respect to an L/C Credit Extension, the related Request for Letter of Credit and Letter of Credit Application.

“Request for Letter of Credit” means a request for the issuance of a Letter of Credit substantially in the form of Exhibit B-2 attached hereto.

“Required Lenders” means, at any time, Lenders having a Principal Obligation and unused Commitments representing at least 50.1% of the sum of the total Principal Obligation and unused Commitments at such time; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the pro-rata shares of the aggregate Principal Obligation and unused Commitments of Lenders shall be redetermined for voting purposes only, to exclude the pro-rata shares of the aggregate Principal Obligation and unused Commitments of such Defaulting Lenders; provided further that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender will be deemed to be held by the Lender that is Letter of Credit Issuer in making such determination; provided further that at all times when two or more non-affiliated Lenders (other than Defaulting Lenders) are party to this Credit Agreement, the term “Required Lenders” shall in no event mean fewer than two non-affiliated Lenders.

“Reserve Percentage” means, as of any date of determination, a percentage determined in the reasonable discretion of the Administrative Agent to account for foreign exchange volatility, in each case using a methodology that is sufficient to cover the three-month foreign exchange exposure of the Lenders at such date of determination at a 95% confidence interval as calculated using Bloomberg BGN source data on the FXFM screen of Bloomberg. The Administrative Agent shall promptly report to the Borrowers the Reserve Percentage (and its calculation thereof in reasonable detail) upon each use of “Reserve Percentage” and from time to time upon request by any Borrower.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president or treasurer, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership or special limited partnership, the Responsible Officer of the general partner (or if the general partner has no officers, a Responsible Officer of the general partner of the general partner), acting on behalf of such general partner in its capacity as general partner; and (c) in the case of a limited company, or a private limited liability company, a director, manager, officer or the Responsible Officer of the director (if a corporate entity) or the managing member, acting on behalf of such managing member in its capacity as managing member; in each case limited to the individuals listed on Schedule 8.01 hereto updated from time to time by Borrowers with written notice to the Administrative Agent.

“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.

“Returned Capital” means, for any Investor those funds returned or distributed to such Investor by the applicable Borrower and/or the applicable Managing Entity which is added back to such Investor’s Unfunded Commitment pursuant to the applicable Governing Agreement or otherwise; in each case which amounts have been sufficiently detailed and set forth as “Returned Capital” on the Borrowing Base Certificate; provided that the failure of the applicable Person to set forth such information on the Borrowing Base Certificate shall result in the exclusion of such amount from “Returned Capital.”

“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of such Loan denominated in an Alternative Currency, (b) each date of a continuation of such Loan denominated in an Alternative Currency, (c) each date on which the Borrowing Base must otherwise be calculated pursuant to the terms of this Credit Agreement; and (d) any other time reasonably requested by the Administrative Agent or any Borrower in its sole discretion.

“RIC Distribution Notice” means a written notice setting forth the calculation of any Permitted RIC Distribution with respect to a Borrower and certifying that such Borrower remains a “regulated investment company” under Subchapter M of the Internal Revenue Code.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw & Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b)(i) the government of a Designated Jurisdiction or an agency of the government of a Designated Jurisdiction, (ii) an organization controlled by a Designated Jurisdiction or organized under the laws of a Designated Jurisdiction, or (iii) an individual ordinarily resident in a Designated Jurisdiction.

~~“Scheduled Unavailability Date” is defined in Section 1.08.~~

“Secured Parties” means, collectively, the Lenders, the Letter of Credit Issuer and the Agents.

“Security Agreements” means one or more security agreements substantially in the form of Exhibit E, executed and delivered by each Borrower and the applicable Managing Entity to Administrative Agent for the benefit of Secured Parties.

“SEMS” means the Superfund Enterprise Management System maintained by the United States Environmental Protection Agency.

“Side Letter” means any side letter by and between an Investor and the applicable Borrower (or the applicable Managing Entity) that amends or supplements the Governing Agreement of such Borrower.

“Side Letter Election” means any election made by an Investor pursuant to a “most favored nation” contained in its Side Letter, which would permit such Investor to elect or incorporate additional provisions into such Side Letter, and is binding upon such Investor, the applicable Borrower or the applicable Managing Entity.

“SOFR ” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Borrower Party, as of any date of determination, that as of such date:

(a) the fair value of the assets of such Borrower Party and the aggregate Unfunded Commitments are greater than the total amount of liabilities, including contingent liabilities, of such Borrower Party;

(b) the fair value of the assets of such Borrower Party and the aggregate Unfunded Commitments are not less than the amount that will be required to pay the probable liability of the Borrower Parties on their debts as they become absolute and matured;

(c) such Borrower Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and

(d) such Borrower Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and the aggregate Unfunded Commitments would constitute unreasonably small capital.

For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

“SOX” means Section 402 of the Sarbanes-Oxley Act of 2002 (codified as Section 13(k) of the Securities Exchange Act of 1934, as amended).

“SOX Insiders” means the directors and officers (or equivalent thereof) of The Goldman Sachs Group, Inc. or any spouse thereof, in each case who, in the reasonable opinion of the relevant Managing Entity (or, if no Managing Entity, the applicable Borrower), constitutes “insiders” of The Goldman Sachs Group, Inc. for purposes of SOX from time to time.

“Sponsor” means, (a) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan and (b) for any Endowment Fund Investor, the state chartered, “not for profit” university or college that has established such fund for its exclusive use and benefit. As used herein, the term “not for profit” means an entity formed not for pecuniary profit or financial gain and for which no part of the assets, income or profit is distributable to, or inures to the benefit of its members, directors or officers.

“Spot Rate” means, for a currency, the rate reasonably determined by the Administrative Agent to be the rate quoted by the Administrative Agent acting in such capacity as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at the time and date of determination.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means (a) with respect to Credit Extensions denominated in Dollars, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body and (b) with respect to Credit Extensions denominated in an Alternative Currency, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Administrative Agent that, with respect to Credit Extensions denominated in Dollars, (a) Term SOFR has been recommended for use by the Relevant Governmental Body and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for Administrative Agent and (c) a Dollar Benchmark Transition Event or a Dollar Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for such purposes hereunder and under any Loan Document in accordance with Section 4.03(b) with a Benchmark Replacement that is not comprised of Term SOFR.

“Threshold Amount” means the lesser of (a) $25,000,000 and (b) five percent (5%) of the aggregate Unfunded Commitments at such time.

“Transactions” means the execution, delivery and performance by the Borrower Parties and the Managing Entities of this Credit Agreement and the other Loan Documents, the Borrowing of Loans, the issuance of Letters of Credit and the use of the proceeds thereof.

“Transfer” means to assign, convey, exchange, pledge, sell, transfer or otherwise dispose.

“Type of Loan” means any type of Loan (i.e., a Base Rate Loan or Eurodollar Rate Loan).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.01(e).

“UCC” is defined in Section 6.01(f)(i).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to any Investor in a Borrower at any time, the Capital Commitment of such Investor, minus the aggregate Capital Contributions made (or deemed made) to such Borrower by such Investor, plus Returned Capital attributed to such Investor, but “Unfunded Commitment” shall not include that portion of an Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Union Bank” is defined in the preamble to this Credit Agreement.

“Unreimbursed Amount” is defined in Section 2.07(c)(i)

“Unused Commitment Fee” is defined in Section 2.10.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail~~-~~-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail~~-~~- In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Definitional Provisions. All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(a) Defined terms used in the singular shall import the plural and vice versa.

(b) The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

(h) With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the Default or Event of Default has occurred and has not yet been cured or waived.

1.03 Times of Day; Rate. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York. The Administrative Agent will notify Borrowers, pursuant to Section 4.03, in advance of any change to the reference rate upon which the interest rate of Eurodollar Rate Loans is based. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Successor Rate Conforming Changes.

1.04 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Borrowers except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-2047 on financial liabilities shall be disregarded.

1.05 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time will be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit will be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time (as such amount may be reduced by any permanent reduction of such Letter of Credit).

1.06 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the Letter of Credit Issuer shall determine the Spot Rates (in accordance with the definition thereof) as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings and Principal Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so reasonably determined by the Administrative Agent or Letter of Credit Issuer.

(b) Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurodollar Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Administrative Agent.

1.07 Change of Currency.

(a) Each obligation of Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as Administrative Agent and the Borrowers may agree from time to time (without the consent of any other Lenders, but upon notice to all Lenders) to be appropriate to reflect (i) the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro, and (ii) a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 ~~LIBOR Successor Rate. Notwithstanding anything to the contrary in this Credit Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:~~

~~(a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because with respect to any day, the rate of interest per annum determined by the Administrative Agent based on LIBOR administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of such rate) that appears on the display page of the Bloomberg service for “ICE Benchmark” on that day or, in the event such rate does not appear on such Bloomberg page, as such rate appears on another Bloomberg page or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBOR Screen Rate”) is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”);~~

~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Credit Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.~~

~~If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, Section 4.03 shall apply.~~

~~Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Credit Agreement~~

1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

2. LOANS.

2.01 Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans in Dollars or in one or more Alternative Currencies to Borrowers, on a joint and several basis, and to the Qualified Borrowers, on a several basis, at any time and from time to time in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that, after making any such Loans: (a) such Lender’s Principal Obligation would not exceed such Lender’s Commitment as of such date and (b) the Principal Obligations would not exceed the Available Loan Amount. Subject to the foregoing limitation, the conditions set forth in Section 6 and the other terms and conditions hereof, the Borrower Parties may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.01 shall be funded ratably by each Lender in accordance with its Applicable Percentage of the aggregate Available Loan Amount.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Request for Borrowing. Each Borrowing, each conversion of Eurodollar Rate Loans or Base Rate Loans from one Type of Loan to another, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower Party’s irrevocable notice to Administrative Agent, which may be given by telephone or, as set forth below, in writing. Each such notice must be received by Administrative Agent not later than 11:00 a.m. at least: (i) three based upon the Eurodollar Rate, Administrative Agent shall during the period of such suspension compute the Alternative Base Rate applicable to such Funding Party without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Funding Party that it is no longer illegal for such Funding Party to determine or charge interest rates based upon the Eurodollar Rate. Each Funding Party agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Funding Party, otherwise be materially disadvantageous to such Funding Party.

4.03 Inability to Determine Rates.

(a) If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan, or in connection with a conversion relating thereto or continuation thereof, the Required Lenders determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that: ~~(a)~~

(i) deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency in the applicable amount and Interest Period, if applicable, of such Loan; ~~(b) subject to Section 1.08,~~

(ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan; or ~~(c)~~

(iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) does not adequately and fairly reflect the cost to such Funding Parties of funding such Loan~~,~~;

then Administrative Agent will promptly so notify Borrower Parties and each Funding Party.

Thereafter: (i) the obligation of the Funding Party, as applicable, to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Alternative Base Rate, the utilization of the Eurodollar Rate component in determining the Alternative Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which it agrees to do promptly upon becoming aware that such conditions cease to exist). Upon receipt of such notice, any Borrower Party may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans, without reference to the Eurodollar Rate, in the amount specified therein.

(b) Dollar Benchmark Replacement.

(i) Benchmark Replacement.

(A) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Dollar Benchmark Transition Event or a Dollar Early Opt-in Election, as applicable, and its related Dollar Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for Credit Extensions denominated in Dollars, then with respect to all such Credit Extensions (1) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Dollar Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (2) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Dollar Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Dollar Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for Credit Extensions denominated in Dollars, then with respect to all such Credit Extensions, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement for all Credit Extensions denominated in Dollars, Administrative Agent will have the right to make applicable Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Dollar Benchmark Transition Event, a Term SOFR Transition Event or a Dollar Early Opt-in Election, as applicable, and its related Dollar Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement for Credit Extensions denominated in Dollars, (C) the effectiveness of any applicable Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark for Credit Extensions denominated in Dollars pursuant to Section 4.03(b)(v) below and (E) the commencement or conclusion of any Dollar Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.03(b).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement for Credit Extensions denominated in Dollars), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR (for Dollar deposits)) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then with respect to all Credit Extensions denominated in Dollars, Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings for Credit Extensions denominated in Dollars at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark for Credit Extensions denominated in Dollars (including an applicable Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark for Credit Extensions denominated in Dollars (including an applicable Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time for Credit Extensions denominated in Dollars to reinstate such previously removed tenor.

(v) Dollar Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Dollar Benchmark Unavailability Period, the Borrower Parties may revoke any request for Borrowing of, conversion to or continuation of Dollar-denominated LIBOR Rate Loans to be made, converted or continued during any Dollar Benchmark Unavailability Period and, failing that, the Borrower Parties will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans denominated in Dollars. During any Dollar Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark for Credit Extensions denominated in Dollars is not an Available Tenor, the component of Base Rate based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(c) Alternative Currency Benchmark Replacement.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of an Alternative Currency Benchmark Transition Event or an Alternative Currency Early Opt-in Election, as applicable, for any Alternative Currency Rate, Administrative Agent and the Borrowers may amend this Credit Agreement to replace such Alternative Currency Rate with a Benchmark Replacement with respect to all Credit Extensions denominated in the applicable Alternative Currency. Any such amendment with respect to an Alternative Currency Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent has provided such proposed amendment to all Lenders and the Borrowers so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Alternative Currency Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of an Alternative Currency Rate with a Benchmark Replacement pursuant to this Section 4.03(c) will occur prior to the applicable Alternative Currency Benchmark Transition Start Date. For the avoidance of doubt, to the extent an Alternative Currency Early Opt-in Election has occurred, until such time as an amendment with respect to such Alternative Currency Early Opt-in Election is adopted pursuant to this Section 4.03(c) replacing the applicable Alternative Currency Rate with a Benchmark Replacement or the commencement of an Alternative Currency Benchmark Unavailability Period with respect to such Alternative Currency Rate, Credit Extensions denominated in the applicable Alternative Currency shall continue to reference the applicable Alternative Currency Rate as the applicable Benchmark.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement for all Credit Extensions denominated in a particular Alternative Currency, Administrative Agent will have the right to make applicable Benchmark Replacement Conforming Changes with respect to such Alternative Currency from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement.

(iii) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of an Alternative Currency Benchmark Transition Event or an Alternative Currency Early Opt-in Election, as applicable, and its related Alternative Currency Benchmark Replacement Date and Alternative Currency Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement for Credit Extensions denominated in any Alternative Currency, (C) the effectiveness of any applicable Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Alternative Currency Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 4.03(c) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.03(c).

(iv) Alternative Currency Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of an Alternative Currency Benchmark Unavailability Period for any Alternative Currency, each Borrower may revoke any request for a Borrowing of, conversion to or continuation of any Eurodollar Rate Loan denominated in the applicable Alternative Currency to be made, converted or continued during any applicable Alternative Currency Benchmark Unavailability Period, provided that, if such request is not revoked, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans denominated in Dollars.

4.04 Increased Costs Generally.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Letter of Credit Issuer (except any reserve requirement contemplated by Section 4.04(e));

(ii) subject any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Letter of Credit Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Funding Party of making, funding or maintaining any Loan, or to increase the cost to such Lender or the Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Letter of Credit Issuer, the applicable Borrower Parties will pay to such Lender of the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that such compensation for additional costs incurred or reduction suffered by such Funding Party because of a Change in Law may only be requested by a Funding Party imposing such increased costs on borrowers similarly situated to the Borrower Parties under credit facilities comparable to those provided for herein.

(b) Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of

Credit, not more than 25% of the value of the assets (either a Borrower Party only or of such Borrower Party and its Subsidiaries on a consolidated basis) will be Margin Stock.

7.23 No Defenses. No Responsible Officer of any Borrower Party has actual knowledge of any default or circumstance which with the passage of time and/or giving of notice, could constitute an event of default under the Governing Agreements, any Subscription Agreement or Side Letter which would constitute a defense to the obligations of the Investors to make Capital Contributions pursuant to a Capital Call to the applicable Borrower in accordance with the Subscription Agreements or the Governing Agreements, and no Responsible Officer of any Borrower Party has actual knowledge of any claims of offset or any other claims of the Investors against such Borrower or its Managing Entity which would or could materially and adversely affect the obligations of the Investors to make Capital Contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters) or the Governing Agreements, in each case except as disclosed in writing to the Administrative Agent.

7.24 No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in a Borrower without the prior approval of the applicable Managing Entity or, in the case of Initial Borrower or any other Borrower with no Managing Entity, Initial Borrower or such other Borrower, except as set forth in Section 9.05 hereof and permitted by the applicable Governing Agreement.

7.25 Solvency. Borrowers, taken as a whole, are Solvent.

7.26 OFAC. No Borrower Party is a Sanctioned Person or is a Person with whom dealings are prohibited under any OFAC regulations. No Investor is a Sanctioned Person or is a Person with whom dealings are prohibited under any OFAC regulations.

7.27 Anti-Corruption and Anti-Money Laundering Laws. The Borrower Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Each Borrower Party is subject to policies and procedures which are reasonably designed to comply with all applicable United States anti-money laundering laws and regulations and OFAC regulations, including, without limitation, applicable provisions of the Patriot Act (“KYC Compliance”). To the actual knowledge of any Responsible Officer of such Borrower Party, no Investor’s funds used in connection with this transaction are derived from illegal activities.

7.28 PWM Investor Side Letters. No PWM Investor has entered into any Side Letter with any Borrower or any Managing Entity, except as copies (with names and other identifying information of PWM Investors redacted) of the same have been provided to Administrative Agent.

7.29 ~~EEA~~Affected Financial Institution. No Borrower Party is an ~~EEA~~Affected Financial Institution.

7.30 Beneficial Ownership. As of the Closing Date or the effective date of any joinder by a Qualified Borrower pursuant to Section 6.03, as applicable, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Transfer; (iii) pursuant to Section 6.02(c); (iv) pursuant to Section 8.01(g); (v) pursuant to Section 9.05(d)(~~iv~~iii) and (vi) pursuant to Section 9.06;

(f) Escrow Information. With respect to the information deposited with the Escrow Agent pursuant to the Credit Agreement and/or the Escrow Agreement during a calendar quarter, Borrowers will provide the Administrative Agent and the Escrow Agent updated contact information for PWM Investors not later than the 10th Business Day after the end of such calendar quarter;

(g) Capital Calls. In order that Administrative Agent and Secured Parties may monitor the Collateral and the Capital Commitments, no Borrower shall issue any Capital Call or otherwise request, notify, or demand that any Investor make any Capital Contribution, without delivering to Administrative Agent (which delivery may be via facsimile, e-mail or other electronic transmission) within five Business Days of issuance of a Capital Call to any Investors, (i) a copy of one notice evidencing the Capital Call for an Investor from whom a Capital Contribution is being sought together with a certification of (A) the amount called, (B) the aggregate recallable amount, (C) the due date and (D) the date issued; and (ii) a Borrowing Base Certificate giving effect to such Capital Calls;

(h) [Reserved.]

(i) ERISA Deliverables.

(i) Unless an Operating Company Opinion has previously been delivered to Administrative Agent in accordance with Section 6.01(k) or this Section 8.01(i), each Borrower Party, as applicable, shall deliver to Administrative Agent an Operating Company Opinion in a form reasonably acceptable to Administrative Agent on or before the date, if any, that such Borrower Party would hold Plan Assets absent qualification as an Operating Company;

(ii) To the extent a Borrower Party has delivered to Administrative Agent an Operating Company Opinion pursuant to Section 6.01(k) or this Section 8.01(i), by the 45th day of each “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Borrower Party, such Borrower Party shall deliver to Administrative Agent an Operating Company Certificate;

(iii) If a Borrower Party does not intend to qualify as an Operating Company in order to avoid holding Plan Assets due to satisfaction of another exception to holding Plan Assets (other than the Operating Company exceptions), then at the times a Compliance Certificate is delivered to Administrative Agent pursuant to Section 8.01(c), such Borrower Party shall deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion or Operating Company Certificate; and

(iv) No later than three Business Days after a Responsible Officer obtains knowledge thereof, Borrowers and/or the Managing Entities shall deliver notice to Administrative Agent of any funding deficiency with respect to any Plan of a Borrower;

(j) Reporting Relating to Investors. Promptly upon receipt thereof, copies of all material information and other material correspondence received by any Borrower and/or any Managing Entity from the Investors, copies of notices of default, material notices relating in any

8.14 Anti-Corruption and OFAC Policies and Procedures. Each Borrower Party will conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain or be subject to policies and procedures designed to promote and achieve compliance with such laws. In the event that pursuant to such policies and procedures or otherwise, a Responsible Officer of a Borrower Party obtains actual knowledge that an Investor is a Sanctioned Person or is a Person with whom dealings are prohibited under any OFAC regulations, then the Borrower Parties will comply with all Laws, including but not limited to OFAC requirements, with respect to such Investor.

8.15 Covenants of Qualified Borrowers. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Qualified Borrower Promissory Note by such Qualified Borrower. If a Qualified Borrower has no Obligations outstanding, such Qualified Borrower shall be permitted to withdraw from this Credit Agreement as a Qualified Borrower upon 10 days advance written notice to Administrative Agent, whereupon such Qualified Borrower shall have no further obligations under this Credit Agreement (except as set forth in the last sentence of this Section 8.15). Upon the request of such withdrawing Qualified Borrower, Administrative Agent will return or destroy any Qualified Borrower Promissory Note issued by such Qualified Borrower. Notwithstanding any withdrawal by a Qualified Borrower, such Qualified Borrower (and the applicable Borrower pursuant to the applicable Borrower Guaranty) shall remain liable for any amounts due to the Secured Parties pursuant to Sections 4 and 12.06 from such Qualified Borrower, which provisions shall survive any withdrawal by a Qualified Borrower and the termination of this Credit Agreement.

8.16 Investment Company Act. Initial Borrower will at all times maintain its status as a “business development company” under the Investment Company Act.

9. NEGATIVE COVENANTS. So long as Lenders have any Commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent indemnities), each Borrower Party and each Managing Entity, as applicable, agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

9.01 Mergers; Dissolution. No Borrower Party will merge or consolidate (including by way of division) with or into any Person, unless such Borrower Party is the surviving entity, provided, however, that if any such merger or consolidation involves two or more Borrower Parties and/or any Managing Entity, such merger or consolidation shall not be consummated without prior confirmation from Administrative Agent that its Liens in the Collateral, after giving effect to such merger or consolidation, have been preserved, or receipt by Administrative Agent of documentation it reasonably requires to so preserve such Liens. Neither any Borrower Party nor any Managing Entity will take any action to dissolve, terminate, wind up, liquidate, merge or consolidate such Borrower Party or such Managing Entity, including any action to sell or dispose of in a single transaction or series of related transactions all or substantially all of the property of such Borrower Party or such Managing Entity.

9.02 Negative Pledge. Without the approval of all Lenders, no Borrower nor any Managing Entity will create or suffer to exist any Lien upon the Collateral, other than (i) Permitted Liens, and (ii) a first priority security interest in and upon the Collateral to Administrative Agent for the benefit of the Secured Parties. For the avoidance of doubt, Portfolio Investments are not part of the Collateral, and the Borrower Parties are not restricted hereby from granting Liens thereon.

12.11 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) by way of assignment in accordance with the provisions of clause (b) and (j) of this Section 12.11; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 12.11; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (g) of this Section 12.11 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and Participants to the extent provided in clause (e) of this Section 12.11, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignee (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purpose of this clause (b), participations in Letter of Credit Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subclause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (and shall be in an integral multiple of $100,000); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Assignee (or to an Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except as set forth in the definition of “Eligible Assignee”.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with Administrative Agent’s customary processing and recordation fee; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire and all other reasonably requested know-your-customer documentation.

(v) No Assignment to Certain Persons. No such assignment shall be made: (A) to a Borrower Party or any Affiliate or Subsidiary of any Borrower Party; (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); or (C) to a natural person; or (D) to any Person that is not a Qualified Purchaser; or (E) to any Person that is not an Eligible Assignee.

(vi) Borrower Requested Assignments. Each assignment made as a result of a demand by Borrowers under Section 12.13 shall be arranged by Borrowers after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Administrative Agent, the applicable pro-rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro-rata share of all Loans and participations in Letters of Credit in accordance with its applicable share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(c) Effect of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (d) of this Section 12.11, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender, as applicable, under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Borrower or any other Borrower Party and their respective Affiliates, and neither Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Borrower or any other Borrower Party or any of their respective Affiliates. To the fullest extent permitted by law, Borrowers and each other Borrower Party hereby waive and release any claims that it may have against Administrative Agent or the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.22 [Reserved].

12.23 [Reserved].

12.24 Lender Representation. Each Lender represents and warrants that it is (and its Participants, if any, will be) a Qualified Purchaser.

12.25 Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Credit Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

12.26 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Letter of Credit Issuer that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

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